Exhibit 5
[Variable Annuity Application]Application]	AIG ANCHOR NATIONAL LIFE INSURANCE COMPANY WILMINGTONLOS ANGELES, DELAWARECALIFORNIA (800) 255-8402

Mail To:	Overnight Delivery To:
AIG Anchor National Life Insurance Company	AIGAnchor National Life [Box 7372]
P.O. Box 7247-7372	c/o CitiBank Delaware - Lockbox
Philadelphia, PA 19170-7372	1615 Brett Road
New Castle, DE 19720

Make Check Payable to AIGnchor National Life Insurance Company
1. OWNER:

A. Print Full Name:

(first, middle, last)

B. Address:

street city state zip

C. Soc. Sec. # / Tax I.D. # / / D. Sex: M F E. Birthdate: / / E. Email address month day year

E. Birthdate: / / F. Phone Number ( ) G. Email address______________________

month day year
2. JOINT OWNER:

A. Print Full Name: ________________________________________________________________________________________

(first, middle, last)

B. Soc. Sec. # / Tax I.D. # / / C. Sex: M F D. Birthdate: / /

D. Birthdate: / /

month day year

3. ANNUITANT (If different from owner):

A. Print Full Name:

first middle last

B. Address:

street city state zip

C. Soc. Sec. # / Tax I.D. # / / D. Sex: M F E. Birthdate: / / E. Email address month day year

F. Email address: month day year E. BirthdateEmail address: / /

month day year
4. BENEFICIARY:

Primary ____________________________________________________ ____________ __________

Last Name First Name M I Relationship Percentage

Primary Contingent ____________________________________________________ ____________ __________

Last Name First Name M I Relationship Percentage

Primary Contingent ____________________________________________________ ____________ __________

Last Name First Name M I Relationship Percentage

4. BENEFICIARY:

A. Primary: Print Full Name B. Contingent: Print Full Name

5. TYPE OF ANNUITY CONTRACT:	Non-Qualified Qualified IRA ROTH IRA 403(b) ) OOther __________________

6. OTHER INSURANCE:

A. Do you have any existing life insurance policies or annuity contracts now in force? YES NO

B. If yes, wWill this Contracte Annuity applied for replace an existing or change existing life insurance or annuityies or life insurance contract? YES NO

(If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)

________________________________________ _______________________ $_________________________________

Company Name Contract Number Estimated Transfer AmountIf you answered yes to either question above, please explain: ________________________________________________________________________

___________________________________________________________________________________________________________

If yes, explain:

7. OPTIONAL BENEFITS:
A.	______
B.	_______________
C.	______

8. PREMIUM PAYMENTS:

A. Initial Premium of $ _______________________

B. Does this Payment qualify as a 1035 exchange? YES NO

If an exchange is involved, indicate cost basis:

Pre-Tefra (prior to 8-14-82) $ Post Tefra (on or after 8-14-82) $

Continued on reverse side

9. PREMIUM PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS (whole numbers only and must equal 100%):

Portfolio	Payment Allocations	DCA Target Allocations	Portfolio	Payment Allocations	DCA Target Allocations

Alliance Quasar	____ %	____ %	Alliance Growth and Income	____ %	____ %
Alliance Technology	____ %	____ %	Alliance Total Return	____ %	____ %
AllianceBernstein Small Cap Value	____ %	____ %	AllianceBernstein Real Estate Investment	____ %	____ %
Alliance International	____ %	____ %	Alliance Global Bond	____ %	____ %
Alliance Worldwide Privatization	____ %	____ %	Alliance Global Dollar Government	____ %	____ %
AllianceBernstein International Value	____ %	____ %	Alliance High-Yield	____ %	____ %
Alliance Growth	____ %	____ %	Alliance North AmericanAmericas Gov't Income	____ %	____ %
Alliance Premier Growth	____ %	____ %	Alliance U.S. Gov't/High Grade Securities	____ %	____ %
AllianceBernstein Utility Income	____ %	____ %	AllianceBernstein Value	____ %	____ %
Alliance Money Market	____ %	____ %	Guaranteed Account	____ %	____ %

9. PREMIUM PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS (whole numbers only and must equal 100%):

Alliance QuasarGlobal Bond Portfolio	%	Alliance Growth and IncomePremier Growth Portfolio	%
Global Dollar Government PortfolioAlliance Technology	%	Quasar PortfolioAlliance Total Return	%
Growth PortfolioAllianceBernstein Small Cap Value	%	Real Estate Investment PortfolioAllianceBernstein Real Estate Investment	%
Growth and Income PortfolioAlliance International	%	Technology Portfolio Alliance Global Bond	%
High-Yield PortfolioAlliance Worldwide Privatization	%	Total Return PortfolioAlliance Global Dollar Government	%
International Portfolio AllianceBernstein International Value	%	U.S. Government/High Grade Securities PortfolioAlliance High-Yield	%
Money Market PortfolioAlliance Growth	%	Utility Income Portfolio Alliance North American Government Income	%
North American Government Income PortfolioAlliance Premier Growth	%	Worldwide Privatization PortfolioAlliance U.S. Government/High Grade Securities	%
AllianceBernstein Utility Income		Alliance Money MarketGuaranteed Account	%
AllianceBernstein Value		Guaranteed Account

Select one to make monthly transfers from the following Portfolio:

Money Market Portfolio Guaranteed Account

I hereby elect Dollar-Cost Averaging with $_____________ or ______% of the initial premium allocated to:

Money Market Portfolio [One Year] Guarantee Period [Six Month] Guaranteed Period
Money Market Portfolio	[One Year] Guarantee Period	[Six Month] Guaranteed Period

$ transferredTransferred each month for months or the entire balance in the sending account transferred over months to the portfolios indicated above.

Select one to make monthly transfers from the DCA Account:

I hereby elect [ 6 Month] [12 Month] Enhanced Dollar -Cost Averaging with $________ or _______% of the initial pPremium allocated to the EDCA Guaranteed Account and then transferred each month for the duration of the elected period to the portfolios.
10. TELEPHONE TRANSFER AUTHORIZATION

I ☐ DO ☐ DO NOT authorize telephone transfers, subject to the conditions set forth below. If no election is made, the Company will assume that you do authorize telephone transfers.

I authorize the Company to accept telephone instructions for transfers in any amount among investment options from anyone providing proper identification subject to restrictions and limitations contained in the Contract and related prospectus, if any. I understand that I bear the risk of loss in the event of a telephone instruction not authorized by me. The Company will not be responsible for any losses resulting from unauthorized transactions if it follows reasonable procedures designed to verify the identity of the requestor and therefore, the Company will record telephone conversations containing transaction instructions, request personal identification information before acting upon telephone instructions and send written confirmation statements of transactions to the address of record.

110. ANNUITIZATION INFORMATION:

Annuity Date: ___________________ Payment Option: _____________________

Unless otherwise indicated the Annuity Date is the first day of the calendar month following the Annuitant's 90th birthday, or such earlier date as may be set by applicable law, and the annuity payment option will be life income with 10 years of payments guaranteed.

Fraud Warning: Any Person who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For Residents Of [New Jersey] Only - ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

For Residents Of [Arkansas, Colorado,, Kentucky, Louisiana, New Mexico, Ohio Pennsylvania, Tennessee]Only - ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

For Residents of Florida, Oklahoma Only - ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For Residents of [District of Columbia] Only - WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

For Residents Of [Maine] Only - IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES OR A DENIAL OF INSURANCE BENEFITS.
12. DISCLOSURE NOTICES:

For Residents Of [New Jersey] Only - ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

For Residents Of [Arkansas, Colorado,, Kentucky, Louisiana, New Mexico, Ohio Pennsylvania, Tennessee, Ohio] Only - ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

For Residents of [Florida, Oklahoma] Only - ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For Residents of [District of Columbia] Only - WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

For Residents Of [Maine] Only - IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES OR A DENIAL OF INSURANCE BENEFITS.

13. STATEMENT OF OWNER:

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company.

I understand that annuity payments and surrender values, when based upon the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount as to fixed dollar amountby us, the U.S. Government or any State Government; are not federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I bear all the risk unless I allocate some funds to the Fixed Account OptionsGuaranteed Account. If the return of pPremium(s) is required under the Right to Cancel Pprovision of the cContract, I understand that the Company reserves the right to allocate my pPremium(s) to the Money Market Portfolio until the end of the Right to Cancel period. I further understand that at the end of the Right to Cancel period, the Company will allocate my funds according to my investment instructions. Receipt of a current variable annuity and fund prospectuses and/or supplement and IRA Disclosure Statement, if applicable, is hereby acknowledged. I have read them carefully and understand their contents. I further verify my understanding that this variable annuity is suitable to my objectives and needs.

Please send me a copy of the Statement of Additional Information. __________________________________________

Signature of Owner

Signed at On

city state date Signature of Owner

Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding, either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

14. LICENSED AGENT/REGISTERED REPRESENTATIVE INFORMATION

Agent: Do you have any reason to believe the Contract applied for is to replace or change existing Annuities or Insurance on the life of the Annuitant? YES NO [ Commission Option Commission Option A Commission Commission Option B B Commission Option____ ]

Printed name of Registered Representative State License ID No. Code No. PPrinted name of Broker/Dealer Code No. Email address

Signature of Registered Representative Tel. No. Email Address Address of Broker/Dealer Tel. No.